154



                                  EXHIBIT 10.11
                                  -------------



           This is an Exhibit to the Form 20-F of Sinovac Biotech Ltd.
           -----------------------------------------------------------


                     Attached find the following materials:


        Corporate Services Agreement entered into between the Company and
        -----------------------------------------------------------------
          Segue Ventures LLC, dated for reference effective May 1, 2005
          -------------------------------------------------------------

                               CORPORATE SERVICES
                               ------------------
                                    AGREEMENT
                                    ---------


       THIS  CORPORATE  SERVICES  AGREEMENT  is made  and  dated  for  reference
       ------------------------------------
effective (the "Effective Date") as of the 1st day of May, 2005.

BETWEEN:
-------

              SEGUE  VENTURES  LLC.  having its address for delivery and service
              ---------------------
              located at 203 Windsor Avenue, Melrose Park, PA 19027-3510

              (the "Consultant");

                                                               OF THE FIRST PART
                                                               -----------------

AND:
---

              SINOVAC BIOTECH LTD. a company duly incorporated under the laws of
              --------------------
              Antigua and having an address for delivery and service located at No. 39 Shangdi Xi Road, Haidian District, Beijing, P.R.C 100085

              (the "Company");

                                                              OF THE SECOND PART
                                                              ------------------

              (the Consultant and the Company being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires)


WHEREAS:
-------

A. The Company is in the medical business (the "Business") of developing and marketing vaccines in China and is listed on the AMEX;

B. The Company retains the Consultant under this agreement (the "Agreement") to act as the Company's Investment Relations Manager. Its purpose is to establish and execute an effective, combined IR - PR strategy that powerfully communicates Sinovac's qualities and potential to the investment community. The Consultant's goal is to help achieve and maintain favorable market valuations, stable stock price and relations with the investment and media communities.


       NOW THEREFORE THIS AGREEMENT  WITNESSETH THAT THE PARTIES HERETO AGREE AS
       -------------------------------------------------------------------------
FOLLOWS:
-------

                                    Article I
                                    ---------

                 SERVICES AND RESPONSIBILITIES OF THE CONSULTANT
                 -----------------------------------------------

1.1    Consultant  Services.   The Consultant will provide to the Company, as an
       --------------------
independent consultant, on a non-exclusive basis, the services ("Services") set forth below together with such reasonable additions and modifications thereto as the Company may request from time-to-time:

       A. Investor Relations - Conduct day-to-day investor relations ("IR") operations for the Company including:

              a. Manage a toll free investor relations information line and provide response services in a professional manner compliant with SEC and stock exchange regulations that Sinovac is a member of;
              b.     Draft  Company  press  releases  for  approval  by  Company management;
              c. Assist in the preparation and distribution of Company information brochures and other media material;
              d. Prepare for Company approval strategic IR plans for cost effective and market effective news dissemination and public awareness programs and programs to enhance Company stockholder base and distribution;
              e.     Coordinate conference calls & web-casts for North America;
              f. Prepare for Company approval, an investment awareness plan that identifies contacts at investment institutions likely to find Sinovac interesting and develop media material that introduces potential investment and financial institutions to Sinovac. ;
              g. Provide shareholders with latest news and Company information releases;
              h. Provide strategic counsel on investor relations' issues to senior management including feed-back on investor Company knowledge;
              i. Track market and Sinovac shareholder activity and prepare analysis concerning trends and significance to the Company; and
              j. Assist in preparing statements and commentary for SEC forms and reports.

       B.     Website Management - Assist Sinovac with its website as follows:

              a. Prepare basic website content, monitor website for content currency and update as necessary;
              b. Prepare for website - annual reports, news releases, Frequently Asked Questions (FAQs) section, links section and other published content;

       C.     Strategic Media Relations

              a. Establish and maintain contacts with suitable reporters, editors, key journalists and other media;
              b.     Provide analysis of media coverage, journalist profiling;
              c.     Provide  strategy-driven   corporate  media  communications
                     programs; and
              d.     Cultivate investor relations networks.

       D.     Cultivate Capital Markets and Shareholder Relations

              a. Produce targeted programs to identify and connect with qualified institutional investors. Be prepared to provide personal and telephone briefings to the institutional investment community in order to present the Company's benefits to investors and to establish positive productive business relationships;
              b. Assist the Company with preparation of information presentations and documents appropriate for the institutional investment community and financial institutions to become knowledgeable about the Company;
              c. Establish and enhance channels of communication between the Company and institutional investors, market makers, registered representatives, buy-and sell-side financial analysts, and portfolio managers; but
              d. Consultant's responsibilities do not include the solicitation or sales of securities.

       E.     Road Show Public Relations / Promotion

              a.     Prepare  and present  multimedia  briefing  strategies  and assist in planning speaking agendas and venues; and
              b.     Provide  coaching and  assistance  to Sinovac  officers for public speaking.

       F. Opinion Research - conduct polls and targeted interviews with investors and the investment community to determine Company's message penetration and effectiveness.

       G.     Support Business Plan Development and Execution

              a. Marketing and business plans - assist in providing information, validating and improving ideas, trouble shoot logic flaws and provide research support;
              b. Corporate Governance - facilitate informing the public of the Company's corporate governance programs and events and develop and execute an information disclosure program;
              c. Message Development - develop a systematic message process to help the Company focus its strategic communications objectives and frame effective messages to achieve them; and
              d.     Executive Coaching:

                     i. Media Coaching to improve individual skills in dealing with the news media and for general public communication; and
                     ii. Presentation Skills to help develop skills in speech delivery and conducting meetings.

(such above-referenced services being, collectively, also called the "Consulting Services").

1.2    Reporting By Consultant.   The Consultant will report to the Company on a
       -----------------------
timely basis as to its activities and performance in its conduct of the Services and any issues which arise. The Consultant shall report as soon as reasonably possible in respect to material matters and shall render summary reports not less than monthly.

                                   Article II
                                   ----------

                    INFORMATION TO BE PROVIDED BY THE COMPANY
                    -----------------------------------------


2.1    Information to be made available.    The Company agrees to make available
       --------------------------------
to the Consultant all corporate, financial and operating information which is reasonably necessary and sufficient to allow the Consultant to perform the Consulting Services. The Company agrees to make all such information available to the Consultant and hereby authorizes the Consultant to provide such information to investors, potential investors, registered representatives, legal and accounting advisers, and other persons, subject to such reasonable conditions and restrictions as the Company deems necessary or appropriate and subject to insider information rules and restrictions. The Consultant will use such information only for the purposes set out herein and for no competitive or other purpose whatsoever.

2.2    Accuracy of the information.   The Company  agrees that it will bear sole
       ---------------------------
responsibility for the accuracy and completeness of the information provided to the Consultant, information created by the Consultant and approved by the Company, but not for information created and released by the Consultant without the approval of the Company.

2.3    Material  change  in  information.   The Company  agrees  to  advise  the
       ---------------------------------
Consultant promptly of any material change in the affairs of the Company or in any information provided to the Consultant from the date at which such information is given.


                                   Article III
                                   -----------

                              COMPLIANCE WITH LAWS
                              --------------------


3.1    Consultant Compliance Issues and Insurance.   The Consultant shall comply
       ------------------------------------------
with all laws, whether federal or state, applicable to the Consulting Services and, when requested by the Company, will advise the Company of any particular compliance issues affecting any Consulting Services or transactions for which the Consultant's services have been engaged. The Consultant will engage in its own name liability insurance coverage for its activities which will be charged as an expense to the Company, subject to Company approval which shall not be unreasonably with held. It is presently contemplated that the Consultant will be able to acquire insurance of $1,000,000, with a $10,000 deductible, for an estimated annual premium of approximately $9500, which is acceptable to the Company.

3.2    Professionals.   The fees and disbursements of counsel and accountants in
       -------------
regard to the Consulting Services will be paid for by the Company subject to prior approval by the Company.

3.3    Company Information Security.   The  Consultant  shall effect  and comply
       ----------------------------
with all reasonable endeavors to ensure that it affords security to information of the Company and that the Consultant, or any persons with whom the Consultant works or with whom the Consultant deals, do not employ information of the Company in any manner contrary to law or fiduciary obligations.

3.4    Company  Compliance Issues.   The  Company  shall  comply  with all laws,
       --------------------------
whether federal or state, applicable to the Consulting Services and the Company.

The Company shall effect commercially reasonable best efforts to continue as a reporting issuer in good standing in the US on the AMEX or another public exchange.

3.5    Trading.  In the event that the  Consultant,  or any person with whom the
       -------
Consultant works or with whom the Consultant deals, trades in the Company's market then the Consultant shall employ reasonable prudence as to such trading and shall effect such in compliance with law. Any trading shall be effected in a manner which does not damage market stability and orderliness and is in compliance with insider knowledge laws.


                                   Article IV
                                   ----------

                                      TERM
                                      ----


4.1    Term.   The initial term of this Agreement is from the Effective  Date to
       ----
July 30, 2005 (the "Initial Term"). After the Initial Term, and provided that neither Party gives notice of termination by July 30, 2005 this Agreement will renew for a one year period ending July 30, 2006 unless terminated by either Party, without any requirement for the giving of any cause for such termination, upon 60 days' prior written notice (the entire period of this Agreement to termination being the "Term").


                                    Article V
                                    ---------

                         COMPENSATION OF THE CONSULTANT
                         ------------------------------


5.1    Compensation to the Consultant.   The Consultant shall be compensated for
       ------------------------------
the Consulting Services and its costs as follows:

       (a) $10,000.00 per month, payable on the 1st day of the month, in advance; and

       (b) subject to the Term continuing (effective July 30th, 2005) 15,000 restricted shares awarded on August 1st, 2005 and options for 28,000 shares of stock with an exercise price of $2.40 per share, vesting on August 1st, 2005 and expiring July 31st, 2010.

5.2    Reimbursement  of Expenses.   During the Term the Company shall reimburse
       --------------------------
the Consultant for all invoiced and substantiated expenses properly incurred for the Consulting Services within 15 days of invoice. The Company shall not be responsible for expenses unless it has given approval as follows:

       (i)    Any single expense in excess of $500; and

       (ii) Any month in which it is anticipated that aggregate expenses will exceed $2000.

5.3    Ownership of  Clientele.   The Consultant  agrees that all work  product,
       -----------------------
market data, investor leads and identities, institutional data and all other information generated by the Consultant for the purposes of the Consulting Services and all data acquired from the Company (collectively the "Confidential Information") are the property of the Company and shall be kept confidential except as permitted or required by this Agreement or as otherwise permitted in writing. Such Confidential Information shall remain confidential and not used by the Consultant until the same has become public as to Company data and for a period of one (1) year as to investor or institutional data following termination of this Agreement, subject to any extension of a continuing transaction right in regard to incomplete transactions completing after termination of this Agreement, as elsewhere herein provided. This within provision is a perpetuating guarantee, for the period stated, and applies to any and all transactions entertained by the Parties, including subsequent follow-up, repeat transactions, extended or renegotiated transactions, as well as to the initial transaction, regardless of the success of the project. This provision does not prejudice the Consultant or the Company from continuing relations or business with parties to whom they have been introduced during the Term and conducting business with such parties for their own account but the Consultant shall not make the Company's Confidential Information available to third parties or distract the investors in a manner which may compete with or damage the value of the Company's Confidential Information or its finance or market possibilities.


                                   Article VI
                                   ----------

                       INFORMATION AND ADVICE CONFIDENTIAL
                       -----------------------------------


6.1    Confidential   Information.   No  information   furnished   hereunder  in
       --------------------------
connection with any transaction or the Consulting Services shall be published by any Party without the prior written consent of the other Party, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or other applicable laws.


                                   Article VII
                                   -----------

                      INDEMNIFICATION AND LEGAL PROCEEDINGS
                      -------------------------------------


7.1    Indemnification.   Subject to section  7.2  below,  each Party  agrees to
       ---------------
indemnify and save the other, its affiliates and their respective directors, officers, employees and agents (each an "Indemnified Party") harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind, including any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of breach of this Agreement or of law by the defaulting Party.

7.2    Consultant  Liability.   The Consultant shall not be liable in respect of
       ---------------------
any act or omission committed by it, and the Company or its personnel shall have no claim against the Consultant, of any nature whatsoever whether in contract, tort or otherwise in respect of any act or omission arising out of or in connection with the provision of the Services except where such arises as a consequence of willful wrongs or gross negligence. Except for willful wrongs or gross negligence, the Consultant shall not be liable to the Company or its personnel for:

       (a) Any loss or damage (except death or personal injury arising from the negligence of the Consultant) arising from any inaccuracies, omissions, data loss, faults or delays arising out of the
              Consultant Services, no matter how such faults, delays, inaccuracies, omissions or losses may arise or

       (b) Any loss or failure to perform any obligation under this agreement due to causes beyond its reasonable control including, industrial disputes, supplier failure, fire, power or telecommunications failure.

In no circumstance, subject to section 7.2 above, shall the Consultant be liable for any direct or indirect financial loss, or consequential loss or damage with respect to the Consultant Services.


                                  Article VIII
                                  ------------

                                  FORCE MAJEURE
                                  -------------


8.1    Events.   If either Party  hereto is at any time  during  this  Agreement
       ------
prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its obligations hereunder shall be extended by a period of time equal in length to the period of each prevention or delay.

8.2    Notice.   A Party shall within seven calendar days give written notice to
       ------
the other Party of each event of force majeure under section 8.1 hereinabove, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.


                                   Article IX
                                   ----------

                             DEFAULT AND TERMINATION
                             -----------------------


9.1    Default.   If either of the Parties is in default with  respect to any of
       -------
the provisions of this Agreement (hereinafter referred to as the "Defaulting Party"), the non-defaulting Party (hereinafter referred to as the "Non-Defaulting Party") shall give notice to the Defaulting Party designating such default, and within fifteen (15) business days after its receipt of such notice, the Defaulting Party shall either:

       (a) cure such default, or diligently commence proceedings to cure such default and prosecute the same to completion without undue delay, with notice to the Non-Defaulting Party of the procedures it has instigated to cure; or

       (b) give the Non-Defaulting Party notice that it denies that such default has occurred and that it is submitting the question to arbitration in accordance with the arbitration rules of the American Arbitration Association. Arbitration shall be conducted by a single arbitrator selected mutually by the Parties (failing which they shall each select one and decide which acts by a flip of a coin), the arbitrator shall determine rules of conduct and all decisions of the arbitrator shall be final, binding, unappealable and may be entered by the winning Party in court as a judgement, and each Party shall bear their own legal costs and pay 50% of the arbitration costs.

9.2    Termination.  If  default  is not  addressed  appropriately  in the  form
       -----------
required by 9.1(a) above, or cured within 15 days of an arbitrator's finding of default of 9.1(b), then the Non-Defaulting Party may terminate this Agreement at any time, without prejudice to any claims it may have for an accounting or damages.


                                    Article X
                                    ---------

                                     NOTICE
                                     ------


10.1   Notice.  Each notice, demand or other communication required or permitted
       ------
to be given under this Agreement shall be in writing and shall be delivered to the other Party, at the address for such Party specified above. The date of receipt of such written notice, demand or other communication shall be the date of delivery thereof. Notice shall be sent via major international overnight carrier service (eg. FedEx, UPS, DHL) to the following addresses:

SEGUE VENTURES, LLC
C/O MR. CRAIG H. BIRD
203 WINDSOR AVE
MELROSE PARK, PA 19027-3510

COURTESY COPY TO LEGAL COUNSEL OF MR. BIRD:
ATTN: CHARLES BASCH ESQ.
400 GREENWOOD AVE
WYNCOTE, PA 19095

SINOVAC BIOTECH LTD.
C/O DR. WEI DONG YIN
NO. 39 SHANGDI XI ROAD,
HAIDIAN DISTRICT, BEIJING, P.R.C 100085

COURTESY COPY TO LEGAL COUNSEL OF SINOVAC BIOTECH LTD:
ATTN: PETER JENSEN
DEVLIN JENSEN, LAWYERS
2550-555 WEST HASTINGS STREET,
VANCOUVER, BC V6B 4N5


10.2   Change  of  Address.  Either  Party may at any time and from time to time
       -------------------
notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.


                                   Article XI
                                   ----------

                               GENERAL PROVISIONS
                               ------------------


11.1   Entire Agreement.    This  Agreement  constitutes  the  entire  agreement
       ----------------
between the Parties hereto in respect to this subject matter and supersedes every previous agreement, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

11.2   Enurement and Assignment.   This  Agreement will enure  to the benefit of
       ------------------------
and will be binding upon the Parties, their respective heirs, executors, administrators and permitted assigns. This Agreement may not be assigned as to any part by any Party without the permission in writing of the other Party, such permission not to be unreasonably withheld.

11.3   Time of the Essence.   Time will be of the essence of this Agreement.
       -------------------

11.4   Applicable  Law.   The situs  of this  Agreement  is  Vancouver,  British
       ---------------
Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws of such Province, except that the Pennsylvania Limited Liability Company Law shall apply.

11.5   Currency.   Unless otherwise  stated, all references in this Agreement to
       --------
currency shall be United States currency.

11.6   Severability and Construction.   Each  Article,  section, paragraph, term
       -----------------------------
and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any Court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).

11.7   Counterparts.   This Agreement may be signed by the Parties  hereto in as
       ------------
many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the execution date as set forth on the front page of this Agreement.

11.08  No Partnership or Agency.  The Parties have not created a partnership and
       ------------------------
nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, the other Party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

11.09  Consents and Waivers. No consent or waiver expressed or implied by either
       --------------------
Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

       (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

       (b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

       (c)    constitute a general waiver under this Agreement; or

       (d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.


       IN WITNESS  WHEREOF the Parties  hereto have hereunto set their hands and
       -------------------
seals in the presence of their duly authorized signatories effective as at the date first above written.


SINOVAC BIOTECH LTD                         )
--------------------                        )
by its authorized signatory                 )
                                            )
                                            )
         /s/ Weidong Yin                    )
--------------------------------------------)
Authorized Signatory                        )


SEGUE VENTURES LLC.                         )
-------------------                         )
by its authorized signatory:                )
                                            )
                                            )
         /s/ Craig Bird                     )
--------------------------------------------)
Authorized Signatory                        )






                              End of Exhibit 10.11

                                   ----------